UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 28, 2014

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2014, NewStar Commercial Lease Funding I, LLC (“NCLF”) and NewStar Equipment Finance I, LLC (“NEF”), each a subsidiary of NewStar Financial, Inc. (the “Company”) entered into the Fourth Amendment to Note Purchase Agreement (the “Fourth Amendment”), by and among NCLF as the borrower, NEF as the originator, Wells Fargo Bank, National Association as the lender, backup servicer and trustee, and Wells Fargo Securities, LLC as the deal agent, which amended the Note Purchase Agreement dated November 16, 2012, as amended on September 26, 2013, December 12, 2013, and January 30, 2014 (the “Agreement”).

The Fourth Amendment extends the provision for optional termination of the revolving period from April 17, 2014 to May 16, 2014, and extends the Turbo Event (as defined in the Agreement) from April 17, 2014 to May 16, 2014.

The foregoing description is only a summary of certain of the provisions of the Fourth Amendment and is qualified in its entirety by the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Fourth Amendment to Note Purchase Agreement, dated as of February 28, 2014, by and among NewStar Commercial Lease Funding I, LLC, NewStar Equipment Finance I, LLC, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: March 5, 2014	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Note Purchase Agreement, dated as of February 28, 2014, by and among NewStar Commercial Lease Funding I, LLC, NewStar Equipment Finance I, LLC, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.